Exhibit 99.1
MARATHON OIL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 15, 2014, Marathon Oil Corporation (“Marathon”) completed the sale to Det norske oljeselskap ASA of our subsidiary, Marathon Oil Norge AS ("MONAS"), for proceeds of approximately $2.1 billion, after adjustment for debt, net working capital and interest on the net purchase price. The effective date of the transaction is January 1, 2014. The sale includes the operated Alvheim floating production, storage and offloading vessel, 10 operated licenses and a number of non-operated licenses on the Norwegian Continental Shelf in the North Sea. Full-year 2013 net production in Norway averaged approximately 80,000 barrels of oil equivalent per day.
Marathon's Form 10-Q for the quarterly period ended June 30, 2014, reflected our Norway business as discontinued operations in the consolidated statements of income for all periods and presented our Norway assets and liabilities as held for sale in the June 30, 2014 consolidated balance sheet.
The unaudited pro forma consolidated financial data of Marathon was derived from our historical consolidated financial statements. The unaudited pro forma consolidated balance sheet assumes the disposition of MONAS occurred on June 30, 2014. The unaudited pro forma consolidated statements of income give effect to the disposition of MONAS as if the disposition occurred on January 1, 2011. The following unaudited pro forma consolidated financial information should be read in conjunction with our historical financial statements and accompanying notes.
The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to reflect what our consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.
The pro forma adjustments remove all of MONAS’ assets, liabilities and results of operations, and give effect to the following items:

•	An adjustment to interest expense associated with amounts capitalized to Norway long-term capital projects;

•	An adjustment to reflect the net cash proceeds and gain from the sale of MONAS;

•	An adjustment to remove the U.S. deferred tax asset associated with Norway operations upon the disposition of MONAS;

•	An adjustment to reflect accrued liabilities for estimated professional fees and closing costs related to the sale of MONAS;

•	An adjustment to remove the losses in accumulated other comprehensive income related to Norway.
 Our unaudited pro forma consolidated statements of income do not include adjustments for all of the costs of operating after the disposition of MONAS, since they are not factually supportable and recurring.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
For the Year ended December 31, 2013

			Pro Forma
(In millions, except per share data)	Historical	Disposition	Adjustments		Pro Forma
Revenues and other income:
Sales and other operating revenues, including related party	$12,419	$(3,172)	$—		$9,247
Marketing revenues	2,082	(4)	—		2,078
Income from equity method investments	423	—	—		423
Net loss on disposal of assets	(29)	—	—		(29)
Other income	64	—	—		64
Total revenues and other income	14,959	(3,176)	—		11,783
Costs and expenses:
Production	2,331	(174)	—		2,157
Marketing, including purchases from related parties	2,072	3	—		2,075
Other operating	439	(51)	—		388
Exploration	988	(97)	—		891
Depreciation, depletion and amortization	2,790	(289)	—		2,501
Impairments	96	—	—		96
Taxes other than income	352	(7)	—		345
General and administrative	687	(28)			659
Total costs and expenses	9,755	(643)	—		9,112

Income from operations	5,204	(2,533)	—		2,671
Net interest and other	(274)	(4)	(9)	(a)	(287)
Income from continuing operations before income taxes	4,930	(2,537)	(9)		2,384
Provision for income taxes	3,337	(1,875)	(3)	(b)	1,459
Income from continuing operations	$1,593	$(662)	$(6)		$925

Per Share Data

Income from continuing operations
Basic	$2.26				$1.31
Diluted	$2.24				$1.30

Shares outstanding
Basic	705				705
Diluted	709				709
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
For the Year ended December 31, 2012

			Pro Forma
(In millions, except per share data)	Historical	Disposition	Adjustments		Pro Forma
Revenues and other income:
Sales and other operating revenues, including related party	$12,963	$(3,726)	$—		$9,237
Marketing revenues	2,729	—	—		2,729
Income from equity method investments	370	—	—		370
Net gain on disposal of assets	127	—	—		127
Other income	32	(9)	—		23
Total revenues and other income	16,221	(3,735)	—		12,486
Costs and expenses:
Production	2,202	(123)	—		2,079
Marketing, including purchases from related parties	2,744	(10)	—		2,734
Other operating	425	(61)	—		364
Exploration	706	(21)	—		685
Depreciation, depletion and amortization	2,477	(468)	—		2,009
Impairments	371	—	—		371
Taxes other than income	248	(5)	—		243
General and administrative	699	(24)			675
Total costs and expenses	9,872	(712)	—		9,160

Income from operations	6,349	(3,023)	—		3,326
Net interest and other	(219)	(3)	(3)	(a)	(225)
Income from continuing operations before income taxes	6,130	(3,026)	(3)		3,101
Provision for income taxes	4,517	(2,269)	(1)	(b)	2,247
Income from continuing operations	$1,613	$(757)	$(2)		$854

Per Share Data

Income from continuing operations
Basic	$2.28				$1.21
Diluted	$2.27				$1.20

Shares outstanding
Basic	706				706
Diluted	710				710
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
For the Year ended December 31, 2011

			Pro Forma
(In millions, except per share data)	Historical	Disposition	Adjustments		Pro Forma
Revenues and other income:
Sales and other operating revenues, including related party	$10,750	$(3,576)	$—		$7,174
Marketing revenues	3,919	—	—		3,919
Income from equity method investments	462	—	—		462
Net gain on disposal of assets	103	(3)	—		100
Other income	48	(10)	—		38
Total revenues and other income	15,282	(3,589)	—		11,693
Costs and expenses:
Production	1,951	(117)	—		1,834
Marketing, including purchases from related parties	3,898	—	—		3,898
Other operating	533	(67)	—		466
Exploration	641	(76)	—		565
Depreciation, depletion and amortization	2,263	(502)	—		1,761
Impairments	310	—	—		310
Taxes other than income	193	(5)	—		188
General and administrative	663	(21)			642
Total costs and expenses	10,452	(788)	—		9,664

Income from operations	4,830	(2,801)	—		2,029
Net interest and other	(386)	(28)	(2)	(a)	(416)
Income from continuing operations before income taxes	4,444	(2,829)	(2)		1,613
Provision for income taxes	2,726	(1,578)	(1)	(b)	1,147
Income from continuing operations	$1,718	$(1,251)	$(1)		$466

Per Share Data

Income from continuing operations
Basic	$2.42				$0.66
Diluted	$2.41				$0.65

Shares outstanding
Basic	710				710
Diluted	714				714
See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
As of June 30, 2014

(In millions, except per share data)	Historical	Disposition		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,169	$2,079	(c)	$3,248
Receivables	2,042	—		2,042
Inventories	404	—		404
Other current assets	211	—		211
Current assets held for sale	392	(392)	(d)	—
Total current assets	4,218	1,687		5,905
Equity method investments	1,184	—		1,184
Property, plant and equipment less accumulated depreciation, depletion and amortization of $20,207	27,824	—		27,824
Goodwill	457	—		457
Other noncurrent assets	1,088	(462)	(e)	626
Noncurrent assets held for sale	1,164	(1,164)	(d)	—
Total assets	$35,935	$61		$35,996
Liabilities
Current Liabilities:
Accounts payable	$2,439	$—		$2,439
Accrued taxes	193	—		193
Other current liabilities	268	7	(f)	275
Long-term debt due within one year	68	—		68
Current liabilities held for sale	1,006	(1,006)	(d)	—
Total current liabilities	3,974	(999)		2,975
Long-term debt	6,362	—		6,362
Deferred tax liabilities	2,525	—		2,525
Defined benefit postretirement plan obligations	668	—		668
Asset retirement obligations	1,804	—		1,804
Deferred credits and other liabilities	392	—		392
Noncurrent liabilities held for sale	342	(342)	(d)	—
Total liabilities	16,067	(1,341)		14,726
Commitments and contingencies
Stockholders' Equity
Preferred Stock - no shares issued and outstanding (no par value, 26 million shares authorized)	—	—		—
Common stock:				—
Issued - 770 million shares (par value $1 per share, 1.1 billion shares authorized)	770	—		770
Securities exchangeable into common stock - no shares issued or outstanding (no par value, 29 million shares authorized)	—	—		—
Held in treasury, at cost - 97 million shares	(3,718)	—		(3,718)
Additional paid-in-capital	6,530	—		6,530
Retained earnings	16,564	1,386	(g)	17,950
Accumulated other comprehensive loss	(278)	16	(h)	(262)
Total stockholders' equity	19,868	1,402		21,270
Total liabilities and stockholders' equity	$35,935	$61		$35,996

See accompanying notes to the unaudited pro forma consolidated financial statements.

MARATHON OIL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the adjustment to interest expense for amounts capitalized to Norway long-term capital projects.
(b)	Represents the tax effect of the pro forma adjustment to income using a statutory rate of 36% for all periods.
(c)	Represents net cash proceeds from the sale of MONAS.
(d)	Represents the removal of the assets and liabilities held for sale from the balance sheet.
(e)	Represents the removal of the U.S. deferred tax asset associated with Norway operations upon the sale of MONAS.
(f)	Represents accrued liabilities for estimated professional fees and closing costs related to the sale of MONAS.
(g)	Represents the gain on sale that would have been recorded as of June 30, 2014. We will utilize foreign tax credits and therefore not pay cash taxes on the gain from the sale of MONAS.
(h)	Represents an adjustment to the loss on foreign currency cash flow hedges on the Norwegian Kroner and the actuarial loss on a pension plan for our Norway employees.